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                                                                     EXHIBIT 3.7

                                                        ENDORSED
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       JAN 30 1989

                                            MARCH FONG EU, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

RICARDO BRUTOCAO and MICHAEL ATLAS certify that:

         1. They are the President and the Secretary, respectively, of ACCOUNT-A-CALL CORPORATION, a California corporation.

         2. Article Sixth is hereby added to the Articles of Incorporation of this corporation to read as follows:

                  "SIXTH: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

         3. Article Seventh is hereby added to the Articles of Incorporation of this corporation to read as follows:

                  "SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the corporation and its stockholders through the bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporation Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporation Code."

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         5. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 719,556. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: January 16, 1989

                                           /s/ RICARDO BRUTOCAO
                                           -------------------------------
                                           RICARDO BRUTOCAO, President

                                           /s/ MICHAEL ATLAS
                                           -------------------------------
                                           MICHAEL ATLAS, Secretary